Exhibit 1.1

UDR, INC.

Common Stock
($0.01 par value)

ATM SALES AGREEMENT

July 29, 2021

New York, New York 10036
BofA Securities, Inc. One Bryant Park New York, New York 10036	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036
BNY Mellon Capital Markets, LLC 240 Greenwich Street New York, New York 10286	Regions Securities LLC 615 South College Street, Suite 600 Charlotte, North Carolina 28202
BTIG, LLC 65 East 55th Street New York, New York 10022	RBC Capital Markets, LLC 200 Vesey Street New York, New York 10281
Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	TD Securities (USA) LLC 1 Vanderbilt Avenue New York, New York 10017
Jefferies LLC 520 Madison Avenue New York, New York 10022	Truist Securities, Inc. 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia, 30326
J.P. Morgan Securities LLC 383 Madison Avenue, 5th Floor New York, New York 10179	Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001
as Agents
Bank of America, N.A. One Bryant Park New York, New York 10036	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036
The Bank of New York Mellon 240 Greenwich Street New York, New York 10286	Royal Bank of Canada 200 Vesey Street New York, New York 10281
Citibank, N.A. 388 Greenwich Street New York, New York 10013	The Toronto-Dominion Bank c/o TD Securities (USA) LLC 1 Vanderbilt Avenue New York, New York 10017
Jefferies LLC 520 Madison Avenue New York, New York 10022	Truist Bank 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia, 30326

[UDR, Inc. ATM Sales Agreement Signature Page]

JPMorgan Chase Bank, National Association 383 Madison Avenue, 5th Floor New York, New York 10179	Wells Fargo Bank, National Association 500 West 33rd Street New York, New York 10001
as Forward Purchasers

Ladies and Gentlemen:

UDR, Inc., a Maryland corporation (the “Company”), confirms its agreement with BofA Securities, Inc., BNY Mellon Capital Markets, LLC, BTIG, LLC, Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Regions Securities LLC, RBC Capital Markets, LLC, TD Securities (USA) LLC, Truist Securities, Inc., Wells Fargo Securities, LLC, or any other person that shall become an agent hereunder from time to time, each as sales agent, forward seller and/or principal (in any such capacity, each an “Agent”, and together the “Agents”), and Bank of America, N.A., The Bank of New York Mellon, Citibank, N.A., Jefferies LLC, JPMorgan Chase Bank, National Association and Morgan Stanley & Co. LLC, Royal Bank of Canada, The Toronto-Dominion Bank, Truist Bank, Wells Fargo Bank, N.A., each (or its affiliate assignee) as forward purchaser (in such capacity, each a “Forward Purchaser”, and together the “Forward Purchasers”), as follows:

The Company proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through the Agents, severally and not jointly, of up to 20,000,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), on the terms set forth in Section 2 of this ATM Sales Agreement (the “Agreement”). The Company agrees that whenever it determines to sell Shares directly to an Agent as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement.

The Company may also enter into one or more forward stock purchase transactions with form attached hereto as Annex III (each, a “Confirmation” and, together, the “Confirmations”). Subject to the terms and conditions herein and therein, under each Confirmation, the Company will deliver to a Forward Purchaser, or an affiliate thereof (including an Agent), up to the maximum number of shares of Common Stock as may be sold in accordance with this Agreement in connection with such Confirmation. In connection therewith, the Company and each Forward Purchaser understand that the applicable Forward Purchaser, through the applicable Agent (which shall be either the same entity as the Forward Purchaser or an affiliate of the Forward Purchaser), as forward seller and sales agent, will effect sales of Shares on the terms set forth in this Agreement.

As used herein, the term “subsidiary” means a corporation, real estate investment trust, partnership or limited liability company a majority of the outstanding voting stock or beneficial, partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more other subsidiaries of the Company, including, without limitation, United Dominion Realty L.P., a Delaware limited partnership (the “Operating Partnership”).

Section 1. Representations and Warranties. The Company represents and warrants to the Agents and the Forward Purchasers that as of the date of this Agreement, each Registration Statement Amendment Date (as defined in Section 3 below), each Company Periodic Report Date (as defined in Section 3 below), each Company Earnings Report Date (as defined in Section 3 below), each Request Date (as defined in Section 3 below), each Applicable Time (as defined in Section 1(a) below) and each Settlement Date (as defined in Section 2 below):

(a)Compliance with Registration Requirements. The Company has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-236846), in respect of certain of the Company’s securities, including the Common Stock, not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; the various parts of such registration statement, excluding any Form T-1 but including all other exhibits thereto and any prospectus supplement or prospectus relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the 1933 Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the prospectus supplement specifically relating to the Shares prepared and filed with the Commission pursuant to Rule 424(b) under the 1933 Act is hereinafter called the “Prospectus Supplement”; the Basic Prospectus, as amended and supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act; any reference to any amendment or supplement to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement or base prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the 1933 Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and incorporated therein, in each case after the date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”).

No order preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Basic Prospectus and the Prospectus Supplement, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”) and did not contain or include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

For the purposes of this Agreement, the “Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement; the Prospectus and the applicable Issuer Free Writing Prospectus(es) issued at or prior to such Applicable Time, taken together (collectively, and, with respect to any Shares, together with the public offering price of such Shares, the “General Disclosure Package”) as of each Applicable Time and each Settlement Date, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each applicable Issuer Free Writing Prospectus will not conflict with the information contained in the Registration Statement, the Prospectus Supplement or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the General Disclosure Package as of such Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)Incorporation of Documents by Reference. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the time the Prospectus was issued and (c) on the date of this Agreement, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.
(c)Well-Known Seasoned Issuer. (A)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the 1933 Act Regulations, the Company was a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations; and (B) at the earliest time after the filing of the Registration Statement that the Company or any other offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 of the 1933 Act Regulations.

(d)Due Incorporation or Formation. Each of the Company and its subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited liability company, real estate investment trust or partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Prospectus or the General Disclosure Package, and is duly qualified to do business as a foreign corporation, limited liability company, real estate investment trust or partnership, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification (except in any case in which the failure to so qualify or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (“Material Adverse Effect”), except as set forth in or contemplated in the Registration Statement, the Prospectus or the General Disclosure Package (exclusive of any supplement thereto)).
(e)Duly Authorized and Issued Partnership Interests. All the outstanding partnership interests of the Operating Partnership have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable, and, except as otherwise disclosed in the Registration Statement, the Prospectus and the General Disclosure Package and except for minority interests in the Operating Partnership described in the Registration Statement, the Prospectus and the General Disclosure Package, are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances; and the Company and/or one or more subsidiaries of the Company are the only members or general partners of the Company’s limited liability company or limited partnership subsidiaries, as applicable, and own the entire membership or general partnership interest in each such subsidiary free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.
(f)Capitalization. (1)The Company’s authorized equity capitalization is as set forth in the Registration Statement, the Prospectus and the General Disclosure Package; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the General Disclosure Package; the outstanding Shares of the Company’s Common Stock and the outstanding shares of the Company’s preferred stock, no par value per share, have been duly and validly authorized and issued and are fully paid and nonassessable; the Shares have been duly and validly authorized for issuance and sale to the Agents pursuant to this Agreement and any Terms Agreement, and, when issued and delivered to and paid for by the Agents pursuant to this Agreement and any Terms Agreement, will be validly issued, fully paid and nonassessable; no holder or beneficial owner of shares of capital stock of the Company will be subject to personal liability by reason of being such a holder or beneficial owner.
(2)Any shares of Common Stock to be delivered pursuant to any Confirmation (the “Confirmation Shares”) have been duly authorized by the Company for issuance, sale and/or delivery to the applicable Forward Purchaser(s) pursuant to the Confirmations and, if and when issued and delivered by the Company pursuant to the Confirmations against payment of any consideration specified therein, will be validly issued, fully paid and nonassessable, will be offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws) in all material respects, and will not be issued in violation of any preemptive or other similar rights of any securityholder of the Company. No holder or beneficial owner of the Shares or the Confirmation Shares will be subject to personal liability solely by reason of being such a holder or beneficial owner. The issuance, sale and/or delivery by the Company of the Confirmation Shares to a Forward Purchaser or its affiliate in settlement of each Confirmation in accordance with the terms thereof and the delivery by the Forward Purchaser or its affiliates of the Confirmation Shares, during the term of and at settlement of such Confirmation, to close out open borrowings of Common Stock created in the course of the hedging activities created by the Forward Purchaser or its affiliate relating to its exposure under such Confirmation will not require registration under the 1933 Act. The Company will not have an obligation to file a prospectus supplement pursuant to Rule 424(b) of the 1933 Act in connection with any Confirmation Shares delivered to the Forward Purchaser or its affiliates by the Company upon such settlement, and no prospectus supplement will be required to be filed under Rule 424(b) of the 1933 Act in connection with any Confirmation Shares delivered by the Forward Purchaser or its affiliate to close out open borrowings created in the course of the hedging activities created by the Forward Purchaser or its affiliate relating to its exposure under any Confirmation, assuming in each case that such Agent complied with Rule 173 of the 1933 Act in connection with the sales of Shares in an amount not less than the Number of Shares (as defined in each Confirmation).
(3)The Shares and the Confirmation Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance on the New York Stock Exchange (“NYSE”); the certificates for the Shares and the Confirmation Shares are in valid and sufficient form.
(g)No Preemptive Rights. Neither the holders of outstanding shares of capital stock of the Company nor the holders of any of the Company’s other outstanding securities are entitled to preemptive or other rights to subscribe for the Shares. Except as set forth in the Registration Statement, the Prospectus and the General Disclosure Package, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.
(h)Accuracy of Descriptions and Exhibits. There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or to any report filed with the Commission under the 1934 Act which has not been so described or filed; and the statements in the Registration Statement, the Prospectus and the General Disclosure Package under the headings “Description of Capital Stock — Common Stock,” and “Material U.S. Federal Income Tax Consequences” insofar as such statements constitute matters of law or legal conclusions, are correct in all material respects.
(i)Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).
(j)Investment Company Act. The Company is not, and upon the issuance, sale and/or delivery of the Shares and the Confirmation Shares as contemplated in this Agreement, any Confirmation and any Terms Agreement, the application of any net proceeds therefrom as described in the Registration Statement, the Prospectus and the General Disclosure Package will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(k)Absence of Further Requirements. No consent, approval, authorization, filing with or order of any court or governmental agency or regulatory body is required in connection with the transactions contemplated in this Agreement and any Confirmation or Terms Agreement, except such as have been obtained under the 1933 Act or the 1933 Act Regulations and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Agents in the manner contemplated in this Agreement and any Confirmation or Terms Agreement and in the Registration Statement and the Prospectus.
(l)Absence of Defaults and Conflicts. Neither the issue and sale of the Shares nor the consummation of any other of the transactions contemplated in this Agreement and any Confirmation or Terms Agreement nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or other organizational documents of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject (except in any case in which such would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus or the General Disclosure Package (exclusive of any supplement thereto)), or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties (except in any case in which such would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto)).
(m)Registration Rights. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.
(n)Financial Statements. The financial statements, together with related notes and schedules of the Company and its subsidiaries and of any companies, other entities or properties acquired or to be acquired by the Company, as set forth or incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, present fairly the financial position, results of operations and cash flows of the Company and its subsidiaries and of such companies, entities and properties, as the case may be, at the indicated dates and for the indicated periods. Such financial statements comply as to form with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made (except to the extent that, in accordance with the 1934 Act and the 1934 Act Regulations, certain footnotes have been omitted from the financial statements included in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package). The summary financial and statistical data, if any, included in the Registration Statement, the Prospectus or the General Disclosure Package present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented in the Registration Statement, the Prospectus or the General Disclosure Package; the Company is not required to include any financial statements of any other entity or business or any pro forma financial statements in the Registration Statement, the Prospectus or the General Disclosure Package under the 1933 Act or the 1933 Act Regulations or in any document required to be filed with the Commission under the 1934 Act or the 1934 Act Regulations. All disclosures contained or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package fairly presents the required information and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(o)No Material Loss of Business. Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package.
(p)No Material Change. Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, there has not been any material change in the capital stock, total assets or material increase in the long-term debt of the Company or any of its subsidiaries, or material change in any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package. Neither the Company nor any of its subsidiaries has entered into any transaction or agreement not in the ordinary course of business which is material to the Company and its subsidiaries considered as a whole or incurred any liability or obligation, direct or contingent, which is material to the Company and its subsidiaries considered as a whole.

(q)Absence of Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or regulatory body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or any Confirmation or Terms Agreement or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto).
(r)Properties. Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except in any case in which the failure to own or lease any such properties would not have a Material Adverse Effect.
(s)Absence of Defaults and Conflicts. Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws or other organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject (except in any case in which it would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto)), or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, governmental agency, regulatory body, administrative agency, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties (except in any case in which it would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto)), as applicable.
(t)Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement, the Prospectus or the General Disclosure Package, are independent public accountants with respect to the Company within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder, as required by the 1933 Act and the 1933 Act Regulations and the Public Company Accounting Oversight Board (United States), and to the Company’s knowledge, Ernst & Young LLP has not engaged in any activity with respect to the Company that is prohibited by any of the subsections (g) through (l) of Section 10A of the 1934 Act.
(u)Payment of Transfer Taxes. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or any Confirmation or Terms Agreement or the issuance by the Company or sale by the Company of the Shares hereunder or thereunder.

(v)Payment of Taxes. Each of the Company and its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto)) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto).
(w)Absence of Labor Dispute. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, that could have a Material Adverse Effect, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto).
(x)Insurance. The Company and each of its subsidiaries are adequately insured by insurers of recognized financial responsibility against all losses and risks, except in any case in which such would not have a Material Adverse Effect; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause (except in any case in which such would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto)); and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto).
(y)Title to Property. Except as described in the Registration Statement, the Prospectus and the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties owned by them (each, a “Property” and collectively, the “Properties”), in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; the Company or its subsidiaries have obtained an owner’s title insurance policy in an amount at least equal to the cost of acquisition from a title insurance company with respect to each of its real estate properties; except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases, with no exceptions that would materially interfere with the value thereof or materially interfere with the use made or to be made thereof by them;

neither the Company nor its subsidiaries has knowledge of any pending or threatened condemnation proceeding, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to any of the Properties, except in any case in which such would not have a Material Adverse Effect.
(z)No Restrictions on Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as required by the terms of the Company’s indebtedness described in the Registration Statement, the Prospectus and the General Disclosure Package.
(aa) Possession of Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses (except in any case in which failure to possess such would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto)), and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto).
(bb) Accounting Controls and Compliance with the Sarbanes-Oxley Act. The Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package fairly presents the required information and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto, and (vi) the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct. Except as described in the Registration Statement, the Prospectus and the General Disclosure Package, with respect to stock options or other equity incentive grants granted subsequent to the adoption of the Sarbanes-Oxley Act on July 31, 2002 pursuant to the equity-based compensation plans of the Company and its subsidiaries (the “Equity Plans”), (i) no stock options have been granted with an exercise price based upon a price of the Common Stock on a date occurring prior to the date of approval of such grant, (ii) each such grant was made in accordance with the material terms of the Equity

Plans, the 1934 Act, the 1934 Act Regulations and all other applicable laws and regulatory rules or requirements, including the rules of the NYSE, and (iii) each such grant has been properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission.
(cc)No Change in Internal Control Over Financial Reporting. Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act Regulations) in accordance with the rules and regulations under the Sarbanes-Oxley Act, the 1933 Act and the 1934 Act.
(dd)No Personal Loans to Directors. Since July 30, 2002, the Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, including through a subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any executive officer or director of the Company.
(ee)No Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase, sale and/or delivery of the Shares and the Confirmation Shares pursuant to this Agreement and any Confirmation or Terms Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the applicable Agents and/or Forward Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each of the applicable Agents and/or Forward Purchasers is acting solely as principal and not the agent or fiduciary of the Company, (iii) each of the applicable Agents and/or Forward Purchasers has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or by any Confirmation or Terms Agreement or the process leading thereto (irrespective of whether the applicable Agents and/or Forward Purchasers have advised or are currently advising the Company on other matters) or any other obligations of the Company except the obligations expressly set forth in this Agreement or any Confirmation or Terms Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that any applicable Agent and/or Forward Purchaser has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with the offering of the Shares or the process leading thereto.
(ff)Absence of Manipulation. Neither the Company nor any affiliate (as such term is defined in Rule 405 of the 1933 Act (each an “Affiliate”)) of the Company has taken or will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
(gg)No Finder’s Fee. Except pursuant to this Agreement and as described in the Registration Statement, the Prospectus and the General Disclosure Package, there are no contracts, agreements or understandings between the Company, the Operating Partnership or any subsidiaries and any person relating to a brokerage commission, finder’s fee or other like payment in connection with the offering, issuance and sale of the Shares.
(hh)Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable Environmental Laws, (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and all such permits, licenses and approvals remain in full force and effect, and (iii) have not received and are not aware of any pending or threatened notice of any actual or potential liability for the investigation or remediation or any disposal or release of Hazardous Substances or for any other non-compliance with Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or any such actual or potential liability would not, individually or in the aggregate, result in a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto). Except as set forth in the Registration Statement, the Prospectus and the General Disclosure Package, (i) neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, and (ii) to the Company’s knowledge, Hazardous Substances have not been released or disposed in, on, under or near the Properties.

“Environmental Laws” shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Substances, public health or environmental protection, together with any amendment or a re-authorization thereof or thereto.

“Governmental Authority” shall mean any federal, state, local or municipal governmental body, department, agency or subdivision responsible for the due administration and/or enforcement of any Environmental Law.

“Hazardous Substances” shall mean any pollutant, contaminant, hazardous material, hazardous waste, infectious medical waste, hazardous or toxic substance defined or regulated as such in or under any Environmental Law.

(ii)Compliance with ERISA Requirements. Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations (except in any case in which failure to do such would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto)). The Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA (except in any case in which such would not have a Material

Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto)).
(jj)Significant Subsidiaries. The subsidiaries listed on Schedule 1 attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.
(kk)Possession of Intellectual Property. The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) used in the conduct of the Company’s business as now conducted or as proposed in the Registration Statement, the Prospectus and the General Disclosure Package to be conducted, except in any case in which such would not have a Material Adverse Effect. To the Company’s knowledge, (a) there is no material infringement by third parties of any such Intellectual Property; (b) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (d) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.
(ll)REIT Status. The Company has been and is organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) for each of its taxable years beginning with the taxable year ended December 31, 2016 through its taxable year ended December 31, 2020, or any prior year where the Company’s failure to so qualify could cause the Company to have a liability for taxes (whether in that year or any subsequent year) for which the Internal Revenue Service is or will be entitled to assert a claim, and its current organization and current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT for the taxable year ending December 31, 2021 and thereafter. No transaction event has occurred which could cause the Company not to be able to qualify as a REIT for its current taxable year or any future taxable year. The Company currently intends to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”).
(mm)Proper Classifications of the Operating Partnership. The Operating Partnership is properly classified as a partnership, and not as a corporation or as a publicly traded partnership taxable as a corporation, for Federal income tax purposes throughout the period from its formation through the date hereof.
(nn)Proper Classification of Subsidiaries. Each of the subsidiaries that is a partnership or a limited liability company (other than an entity for which a taxable REIT subsidiary election has been made) (“Subsidiary Partnerships”) is properly classified either as a disregarded entity or as a partnership, and not as a corporation or as a publicly traded partnership taxable as a corporation, for Federal income tax purposes throughout the period from its formation through the date hereof, or, in the case of any Subsidiary Partnerships that have terminated, through the date of termination of such Subsidiary Partnerships.
(oo)Adequate Provision for Taxes. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(n) hereof in respect of all federal, state, local and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of the subsidiaries has not been finally determined.
(pp)No Violation of Federal Reserve System Regulations. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Prospectus or the General Disclosure Package will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
(qq)Reasonable Basis for Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the Prospectus or the General Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(rr)Absence of Commission Proceedings. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares.
(ss)Statistical and Market-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical or other market-related data included in the Registration Statement, the Prospectus or the General Disclosure Package is not based on or derived from sources that are reliable and accurate in all material respects.
(tt)Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions, the applicable rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or regulatory body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(uu)OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, Affiliate of the Company or any of its subsidiaries or person acting on behalf of the Company is (a) currently subject to any sanctions administered by the federal government of the United States of America (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”)), the

United Nations Security Council, the European Union, the United Kingdom (including, without limitation, Her Majesty’s Treasury), or other relevant sanctions authority with jurisdiction over the Company or any of its subsidiaries (collectively, “Sanctions”) or (b) located, organized or resident in a country or territory that is the subject of Sanctions; (ii) the Company will not directly or knowingly indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (a) to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation is the subject of Sanctions or (b) in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering of the Shares, whether as Agent, advisor, investor or otherwise); and (iii) for the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any individual or entity, or in any country or territory, that, at the time of the dealing or transaction, is or was the subject of Sanctions.
(vv)FCPA. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries, or person acting on behalf of the Company, has taken any action, directly or indirectly, that would result in a violation by such persons of (a) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, or (b) the Bribery Act 2010 of the United Kingdom; and the Company, its subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(ww)Actively Traded Security. The Common Stock is an “actively traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.
(xx)Confirmations. Each Confirmation has been duly authorized, and when executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The description of the Confirmations set forth in the Prospectus and any Issuer Free Writing Prospectus is correct in all material respects.
(yy)Except as would not be expected to have a Material Adverse Effect, (i) there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data

(including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”); (ii) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (iii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (iv) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

Any certificate signed by any officer or other authorized signatory of the Company and delivered to the Agents, the Forward Purchasers or their counsel shall be deemed a representation and warranty by the Company to the Agents and/or Forward Purchasers, as applicable, as to the matters covered thereby as of the date or dates indicated in such certificate.

Section 2.Sale and Delivery of Shares.

(a)Subject to the terms and conditions set forth herein, the Company agrees (1) to issue and sell through an Agent acting as sales agent or directly to the Agent acting as principal from time to time, and each Agent agrees to use its commercially reasonable efforts to sell as sales agent for the Company, the Shares and (2) in consultation with a Forward Purchaser and the applicable Agent (which shall be either the same entity as the Forward Purchaser or an affiliate of the Forward Purchaser), to request that such Forward Purchaser to borrow, offer and sell Shares through such Agent, as forward seller, in each case, in accordance with the terms of this Section 2 and, if applicable, the related Confirmation. Sales of the Shares, if any, through the Agent acting as sales agent or directly to the Agent acting as principal, will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Company reserves the right to appoint additional Agents to act as sales agents and/or principals and/or additional Forward Purchasers, in each case, severally and not jointly. Any such additional Agent and/or Forward Purchaser shall become a party to this Agreement and shall thereafter be subject to the provisions hereof and entitled to the benefits hereunder upon the execution of a counterpart hereof or other form of acknowledgment of its respective appointment hereunder, including the form of letter attached hereto as Annex II, and delivery to the Company of addresses for notice hereunder. After the time an additional Agent and/or Forward Purchaser is appointed, the Company shall deliver to such additional Agent and/or Forward Purchaser copies of the documents delivered to the other Agents and the other Forward Purchasers under Sections 3(j), 3(k), 3(l), 6(c), 6(d), 6(e) and 6(f)(ii).
(b)The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company, the Agent, through whom the sale of Shares is effected on that day, and, if applicable, the related Forward Purchaser on any trading day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time, each, a “Trading Day”) that the Company has satisfied its covenants and conditions under Section 3 and Section 6 of this Agreement and that the Company has requested such sales. On any Trading Day, Shares may be sold through only one of the Agents, and the Company shall give at least one business day prior written notice by facsimile or email to the Agents and the Forward Purchasers to notify them of any change of the Agent through whom the sale of Shares will be effected. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons in which any Agent is acting for the Company in a capacity other than as Agent under this Agreement. On any Trading Day, the Company may inform the applicable Agent through whom the sale of Shares are effected and, if applicable, the related Forward Purchaser on that day by telephone (confirmed promptly by facsimile or email, which confirmation will be promptly acknowledged by such Agent or such Forward Purchaser) as to the maximum number or aggregate proceeds from sales of Shares to be sold on such day (in any event not in excess of the number available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold. Such request shall also specify whether such Shares are to be (i) sold through or to an Agent, as sales agent or principal, in accordance with clause 2(a)(1) above or (ii) borrowed by a Forward Purchaser and sold through the applicable Agent, as forward seller, in connection with hedging a forward stock purchase transaction pursuant to a Confirmation in accordance with clause 2(a)(2) above. Such request may also specify any additional terms necessary to complete the contemplated transaction. Upon receipt of such request, the Agent and, if applicable, the Forward Purchaser may accept or reject such terms or propose amended terms, and the Company may in turn accept or reject such terms or propose amended terms. Shares may only be offered and sold after the applicable parties agree to the terms of the transaction and, if applicable, the Company and the applicable Forward Purchaser execute the Confirmation. Subject to the terms and conditions hereof and the receipt of written confirmation by such Agent, such Agent shall use its commercially reasonable efforts to sell as sales agent or as forward seller all of the Shares so designated by the Company. The Company and each of the Agents acknowledge and agree that (A) there can be no assurance that the Agents will be successful in selling the Shares, (B) the Agents will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by an Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required by this Agreement, and (C) the Agents shall be under no obligation to purchase Shares on a principal basis except as otherwise specifically agreed by an Agent and the Company pursuant to a Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement or Confirmation, as applicable, the terms of such Terms Agreement or Confirmation, as applicable, will control.
(c)Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and no Agent shall be obligated to use its commercially reasonable efforts to sell, any Shares (i) at a price lower than the minimum price therefor authorized by the Company’s board of directors, or a duly authorized committee thereof, from time to time, or (ii) in a number or with an aggregate gross sales price in excess of the number or gross sales price, as the case may be, of Shares authorized from time to time to be issued and sold under this Agreement, in each case, by the Company’s board of directors, or a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the NYSE, and in each case notified to the Agents in writing. In addition, the Company or any Agent may, upon notice to the other party hereto by telephone (confirmed promptly by facsimile or email, which confirmation will be promptly acknowledged), suspend the offering of the Shares with respect to which such

Agent is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder, or with respect to Shares that are subject to any outstanding Confirmation prior to the giving of such notice.
(d)The gross sales price of any Shares sold pursuant to this Agreement shall be the market price prevailing at the time of sale for shares of the Company’s Common Stock sold by such Agent on the NYSE or otherwise, at prices relating to prevailing market prices or at negotiated prices. In connection with Section 2(a)(1) above, the compensation payable to the Agents for sales of Shares with respect to which the Agent acts as sales agent will not exceed 2% of the gross sales price of the Shares sold pursuant to this Agreement. In connection with sales pursuant to Section 2(a)(2) of this Agreement, the compensation payable to such Agent for sales of Shares with respect to which the Agent acts as forward seller will not exceed 2% of the Initial Forward Price (as such term is defined in each applicable Confirmation). The Company may sell Shares to an Agent as principal at a price agreed upon at the relevant Applicable Time and pursuant to a separate Terms Agreement. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company or a Forward Purchaser, as applicable, for such Shares (the “Net Proceeds”). The Agents shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required. Notwithstanding the foregoing, in the event the Company engages the Agents for a sale of Shares that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Company and the Agents will agree to compensation that is customary for an agent with respect to such transactions.
(e)If acting as sales agent or forward seller hereunder, the Agent through whom sales are effected shall provide written confirmation to the Company following the close of trading on the NYSE each day in which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate Net Proceeds to the Company, and the aggregate compensation payable by the Company to such Agent with respect to such sales.
(f)Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares sold pursuant to this Agreement and any Terms Agreement exceed the aggregate gross sales price or number, as the case may be, of Shares of Common Stock (i) set forth in the preamble paragraph of this Agreement, (ii) available for issuance under the Prospectus and the then currently effective Registration Statement or (iii) authorized from time to time to be issued and sold under this Agreement or any Terms Agreement by the Company’s board of directors, or a duly authorized committee thereof or approved for listing on the NYSE, and in each case referred to in this clause (iii), and notified to the Agents in writing. In addition, under no circumstances shall any Shares with respect to which the Agent acts as sales agent or as forward seller be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agents in writing.
(g)If the Company or any Agent believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act (applicable to securities with an average daily trading volume of $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Company, or the Shares, as applicable, it shall promptly notify the other parties, and offerings and sales of Shares, under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
(h)Settlement for sales of Shares pursuant to this Section 2 will occur according to the standard settlement cycle for securities transactions effected through a broker dealer as set forth in Rule 15c6-1(a) under the 1934 Act (which is, as of the date hereof, on the second business day that is also a Trading Day following the trade date on which such sales are made), unless another date shall be agreed to by the Company, the Agent selling such Shares and the related Forward Purchaser, as applicable. On each date of settlement for the sale of Shares through an Agent acting as sales agent pursuant to Section 2(a)(1) hereof (each such day, a “Direct Settlement Date”), or through an Agent acting as forward seller pursuant to Section 2(a)(2) hereof (each such date, a “Forward Settlement Date” and, together with a Direct Settlement Date, a “Settlement Date”), the Shares sold through such Agent for settlement on such date shall be delivered by the Company or the Forward Purchaser, as the case may be, to such Agent against payment of either the Net Proceeds or proceeds from the gross sales price from the sale of such Shares (the “ Gross Proceeds”), at the option of the Company or the Forward Purchaser, as applicable. If the Company elects to deliver the Shares to such Agent against the payment of the Gross Proceeds, such Agent shall itemize, set forth and invoice, in a periodic statement from such Agent to the Company, all such amounts to be deducted from the Gross Proceeds, which shall include the compensation payable to such Agent for sales of Shares and applicable transaction fees, transfer taxes or similar taxes or fees described in Section 2(d), and payment of such amounts shall be made promptly by the Company after its receipt of such periodic statement. Settlement for all Shares shall be effected by book-entry delivery of Shares to the applicable Agent’s account at The Depository Trust Company against payments by such Agent of the Net Proceeds or Gross Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company or the Forward Purchaser, as applicable. If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company shall (i) indemnify and hold the Agent selling such Shares harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default. If an Agent breaches this Agreement by failing to deliver the applicable Net Proceeds or Gross Proceeds, as applicable, on any Settlement Date for Shares delivered by the Company or the Forward Purchaser, such Agent will pay the Company or the Forward Purchaser, as applicable, interest based on the effective overnight federal funds rate until such proceeds, together with such interest, have been fully paid.
(i)Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Shares and, by notice to the applicable Agent given by telephone (confirmed promptly by facsimile or email), shall cancel any request for the offer or sale of any Shares, and the applicable Agent shall not be obligated to offer or sell any Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(j) below, at any time from and including the date that is seven (7) calendar days before the date (such date, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.
(j)If the Company wishes that Shares be offered, sold or delivered at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Agents and the Forward Purchasers (with a copy to their counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, and obtain the consent of the Agents and the Forward Purchasers to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Agents and the Forward Purchasers with the officers’ certificate, accountants’ letter and opinions and letters of counsel called for by Sections (3)(j), (k) and (l) hereof; respectively, (iii) afford the Agents and the Forward Purchasers the opportunity to conduct a due diligence review in accordance with Section 3(o) hereof and (iv) file and not furnish such Earnings 8-K with the Commission, then the provisions of clause (ii) of Section 2(i) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, accountants’ letter and opinions and letters of counsel pursuant to this Section 2(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and letters as provided in Section 3 hereof and (B) this Section 2(j) shall in no way affect or limit the operation of the provisions of clause (i) of Section 2(i), which shall have independent application.
(k)At each Applicable Time, Settlement Date and Representation Date (as defined below), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement and each Confirmation. Any obligation of the Agents to use their commercially reasonable efforts to sell the Shares shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.
(l)The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares shall only be effected by or through one Agent on any single given day, and the Company shall in no event request that multiple Agents sell Shares on the same day.
(m)Notwithstanding anything herein to the contrary, if, in the event that either (i) a Forward Purchaser is unable to borrow and deliver Shares for sale under this Agreement or (ii) in the commercially reasonable judgment of such Forward Purchaser, it is either impracticable to do so or such Forward Purchaser would incur a stock loan cost that is equal to or greater than 200 basis points per annum to do so, then the applicable Agent shall be required to sell on behalf of such Forward Purchaser only the aggregate number of Shares that the Forward Purchaser (or its affiliate) is able to so borrow below such cost.

Section 3.Covenants. The Company agrees with the Agents and the Forward Purchasers:

(a)During any period when the delivery of a prospectus is required in connection with the offering or sale of Shares (whether physically or through compliance with Rule 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act), (i) to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to any Settlement Date which shall be disapproved by the Agents and/or the Forward Purchasers, as applicable, promptly after reasonable notice thereof and to advise the Agents and/or the Forward Purchasers, as applicable, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof, (ii) to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the 1933 Act, (iii) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, (iv) to advise the Agents and/or the Forward Purchasers, as applicable, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information, and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such reasonable steps as may be necessary to permit offers and sales of the Shares by the Agents, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement).
(b)Promptly from time to time to take such action as the Agents and/or the Forward Purchasers, as applicable, may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Agents and/or the Forward Purchasers, as applicable, may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction; and to promptly advise the Agents and/or the Forward Purchasers, as applicable, of the receipt by the

Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
(c)During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Shares, the Company will make available to the Agents and/or the Forward Purchasers, as applicable, as soon as practicable after the execution of this Agreement, and thereafter from time to time furnish to the Agents and/or the Forward Purchasers, as applicable, copies of the most recent Prospectus in such quantities and at such locations as the Agents and/or the Forward Purchasers, as applicable, may reasonably request for the purposes contemplated by the 1933 Act. During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Shares, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act or the 1934 Act, to notify the Agents and/or the Forward Purchasers, as applicable, and to file such document and to prepare and furnish without charge to the Agents and/or the Forward Purchasers, as applicable, as many written and electronic copies as the Agents and/or the Forward Purchasers, as applicable, may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.
(d)To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).
(e)To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the 1933 Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act.
(f)To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement and any Terms Agreement and from the issuance, sale and/or delivery of the Confirmation Shares pursuant to any Confirmation in the manner specified in the General Disclosure Package.
(g)In connection with the offering and sale of the Shares and the Confirmation Shares, the Company will file with the NYSE all documents and notices, and make all certifications, required by the NYSE of companies that have securities that are listed on the NYSE and will maintain such listing.
(h)To not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.
(i)At each Applicable Time, each Settlement Date and each Representation Date (as defined below) on which Shares are delivered to the Agents pursuant to a Terms Agreement, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement or any Terms Agreement. In each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any quarter in which sales of Shares were made through or to any of the Agents under this Agreement, any Confirmation or any Terms Agreement (each date on which any such document is filed, and any date on which an amendment to any such document is filed, a “Company Periodic Report Date”), the Company shall set forth with regard to such quarter (1) the number of Shares sold through or to the Agents under this Agreement or any Terms Agreement, (2) the number of borrowed Shares sold through the Agents, as agents for the Forward Purchasers, in connection with any Confirmation and (3) the Net Proceeds received by the Company and the compensation paid by the Company in connection with transactions described in clauses (1) and (2).
(j)Upon commencement of the offering of Shares under this Agreement and each time Shares are delivered to the Agents as principal on a Settlement Date and promptly after each (i) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Shares, (2) in connection with the filing of a prospectus supplement that contains solely the information set forth in Section 3(i), (3) in connection with the filing of any current reports on Form 8-K (other than an Earnings 8-K and any other current reports on Form 8-K which contain capsule financial information, financial statements, supporting schedules or other financial data, including any current report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act) or (4) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock)) (each such date, a “Registration Statement Amendment Date”), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by this Section 3(j) hereof (a “Company Earnings Report Date”) and (iii) Company Periodic Report Date, and promptly after each reasonable request by any of the Agents or the Forward Purchasers (each date of any such request by any of the Agents or the Forward Purchasers, a “Request Date”) (each of the date of the commencement of the offering of Shares under this Agreement, each such Settlement Date and each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date and Request Date is hereinafter called a “Representation Date”), the Company will furnish or cause to be furnished to the applicable Agents and the Forward Purchasers (with a copy to counsel to the Agents and the Forward Purchasers) a certificate dated the date of delivery thereof to such Agents and such Forward Purchasers (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of any document under the 1934 Act that is incorporated by reference therein), the date of the effectiveness of such amendment to the

Registration Statement or the date of filing with the Commission of such supplement or incorporated document, as the case may be), in form and substance reasonably satisfactory to such Agents and such Forward Purchasers and their counsel, to the effect that the statements contained in the certificate referred to in Section 6(f) of this Agreement which was last furnished to such Agents and such Forward Purchasers are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 6(f), but modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such certificate. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time. The requirement to provide a certificate pursuant to this Section 3(j) shall be waived for any Registration Statement Amendment Date, Company Earnings Report Date and Company Periodic Report Date occurring at a time at which no request to the Agents to borrow or sell Shares pursuant to Section 2(b) has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Registration Statement Amendment Date, Company Earnings Report Date or Company Periodic Report Date when the Company relied on such waiver and did not provide the Agents and the Forward Purchasers a certificate pursuant to this Section 3(j), then before the Company requests the applicable Agents and Forward Purchasers sell or borrow Shares pursuant to Section 2(b), the Company shall provide such Agents and Forward Purchasers such certificate.
(k)Upon commencement of the offering of Shares under this Agreement and each time the Shares are delivered to any Agent as principal on a Settlement Date, and promptly after each other Representation Date, the Company will furnish or cause to be furnished to the Agents and Forward Purchasers (with a copy to counsel to the applicable Agents and Forward Purchasers) the written opinion and letter of each counsel to the Company (who shall be reasonably acceptable to such Agents and Forward Purchasers), dated the date of delivery thereof to such Agents and Forward Purchasers (or, in the case of a Registration Statement Amendment Date, the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or incorporated document, as the case may be), in form and substance reasonably satisfactory to such Agents and Forward Purchasers and their counsel, of the same tenor as the opinions and letters referred to in Sections 6(c) and 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to such Agents and Forward Purchasers shall furnish such Agents and Forward Purchasers (with a copy to counsel for the Agents and the Forward Purchasers) with a letter substantially to the effect that such Agents and Forward Purchasers may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date,

“promptly” shall be deemed to be on or prior to the next succeeding Applicable Time. The requirement to provide the opinions pursuant to this Section 3(k) shall be waived for any Registration Statement Amendment Date, Company Earnings Report Date and Company Periodic Report Date occurring at a time at which no instruction to the Agents and Forward Purchasers to sell or borrow Shares pursuant to Section 2(b) has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Registration Statement Amendment Date, Company Earnings Report Date and Company Periodic Report Date when the Company relied on such waiver and did not provide the Agents and Forward Purchasers the opinions pursuant to this Section 3(k), then before the Company instructs the applicable Agents and Forward Purchasers to sell Shares pursuant to Section 2(b), the Company shall provide the applicable Agents and Forward Purchasers such opinions.
(l)Upon commencement of the offering of Shares under this Agreement, and at the time Shares are delivered to the Agents as principal on a Settlement Date, and promptly after each other Representation Date, the Company will cause Ernst & Young LLP, or other independent accountants reasonably satisfactory to the applicable Agents and Forward Purchasers to furnish to such Agents and Forward Purchasers a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to such Agents and Forward Purchasers and their counsel, of the same tenor as the letter referred to in Section 6(e) hereof, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus, as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the date of such letter. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time. The requirement that the Company’s independent accountants furnish a letter to the applicable Agents and Forward Purchasers pursuant to this Section 3(l) shall be waived for any Registration Statement Amendment Date, Company Earnings Report Date and Company Periodic Report Date occurring at a time at which no instruction to the Agents and Forward Purchasers to sell Shares pursuant to Section 2(b) has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Registration Statement Amendment Date, Company Earnings Report Date and Company Periodic Report Date when the Company relied on such waiver and did not furnish to the Agents and Forward Purchasers a letter from the Company’s independent accountants pursuant to this Section 3(l), then before the Company instructs the applicable Agents sell Shares pursuant to Section 2(b), the Company shall furnish to such Agents and any applicable Forward Purchasers such letter from Company’s independent accountants.
(m)The Company consents to the Agents and the Forward Purchasers trading in the Company’s Common Stock for the Agents’ and the Forward Purchasers’ own accounts and for the account of their respective clients at the same time as sales of Shares occur pursuant to this Agreement or Terms Agreement.
(n)If, to the knowledge of the Company, all filings required by Rule 424 under the 1933 Act Regulations in connection with this offering shall not have been made or the representations in Section 1(a) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by any Agent the right to refuse to purchase and pay for such Shares.
(o)The Company will cooperate timely with any reasonable due diligence review conducted by the Agents or the Forward Purchasers or their counsel from time to time in connection with the transactions contemplated hereby or in any Terms Agreement or any Confirmation, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, as the Agents or the Forward Purchasers may reasonably request.
(p)The Company will not, without (i) giving the Agents at least two business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Agents suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Agents in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the 1933 Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the 1933 Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the issuance by the Company of (v) Common Stock as consideration for the acquisition by the Company or one of its subsidiaries from a third party of assets or of equity interests of any other entity which entity would, after giving effect to the acquisition of such equity interests, be a subsidiary of the Company, (w) Shares and Confirmation Shares to be issued, sold and/or delivered through or to the Agents and, if applicable, the Forward Purchasers pursuant to this Agreement, any Confirmation or any Terms Agreement, (x) Common Stock issuable pursuant to the Company’s dividend reinvestment plan as it may be amended or replaced from time to time, (y) equity incentive awards approved by the board of directors of the Company or the compensation committee thereof or the issuance of Common Stock upon exercise thereof and (z) shares of Common Stock issuable upon conversion of securities outstanding at the time of the execution of this Agreement.
(q)If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Agents and the Forward Purchasers. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Agents and the Forward Purchasers, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
(r)To the extent required by applicable law or interpretations of the Commission, as promptly as practicable after the close of each of the Company’s fiscal quarters, to prepare a Prospectus Supplement, which will set forth the number of Shares sold pursuant to this Agreement and any Terms Agreement, the net proceeds to the Company and the compensation paid by the Company in a form previously approved by the Agents with respect to such sales and to file such Prospectus Supplement pursuant to Rule 424(b) under the 1933 Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the 1933 Act); to provide copies of the Prospectus and such Prospectus Supplement and each Issuer Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to the Agents via e-mail in “.pdf” format on such filing date to an e-mail account designated by the Agents; and, at the Agents’ request, to furnish copies of the Prospectus and such Prospectus Supplement to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.
(s)The Company agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued shares of Common Stock at least equal to two times the number of shares of Common Stock that may be issued, sold and/or delivered under each Confirmation, solely for the purpose of settlement under such Confirmation.

Section 4Free Writing Prospectus.

(a)(i)The Company represents and agrees that, without the prior consent of the Agents and the Forward Purchasers, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act; and
(ii)Each Agent represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission.
(b)The Company has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus (including any free writing prospectus identified in Section 4(a) hereof), including timely filing with the Commission, or retention where required and legending.

Section 5.Payment of Expenses.

(a)The Company covenants and agrees with the Agents and the Forward Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, Prospectus Supplement, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Agents and the Forward Purchasers; (ii) the cost of printing or producing this Agreement or any Terms Agreement, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 3(b) hereof, including the reasonable fees and disbursements of counsel for the Agents and the Forward Purchasers in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys (not to exceed $10,000); (iv) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents and the Forward Purchasers (not to exceed $10,000) in connection with, any required review by Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares; (v) all fees and expenses in connection with listing the Shares and the Confirmation Shares on the NYSE; (vi) the cost of preparing the Shares; (vii) the costs and charges of any transfer agent or registrar or any dividend distribution agent; and (viii) all other costs and expenses incident to the performance of its obligations hereunder and under each Confirmation, as applicable, which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Section 7 hereof, the Agents and the Forward Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make.
(b)If an aggregate of 1,000,000 Shares have not been offered and sold under this Agreement by the second anniversary of the date of this Agreement (or such earlier date on which the Company terminates this Agreement), the Company shall reimburse each of the Agents and the Forward Purchasers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel for the Agents and the Forward Purchasers incurred by it in connection with this Agreement.

Section 6.Conditions of Agents’ Obligations. The obligations of the Agents and Forward Purchasers hereunder and under each Confirmation and Terms Agreement, as applicable, shall be subject, in each of their sole discretion, to the condition that all representations and warranties and other statements of the Company herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof and under each Confirmation and Terms Agreement, as applicable, are true and correct as of the time of the execution of this Agreement, the date of any executed Terms Agreement and as of each Representation Date, Applicable Time and Settlement Date, to the condition that the Company shall have performed all of its obligations hereunder and under each Confirmation, as applicable, theretofore to be performed, and the following additional conditions:

(a)The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act on or prior to the date hereof and in accordance with Section 3(a) hereof, any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives.
(b)On every date specified in Section 3(k) hereof (including, without limitation, on every Request Date), Sidley Austin LLP, counsel for the Agents and Forward Purchasers (or such other counsel for the Agents and Forward Purchasers), shall have furnished to the applicable Agents and the Forward Purchasers such written opinion or opinions, dated as of such date, with respect to such matters as such Agents and Forward Purchasers may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.
(c)On every date specified in Section 3(k) hereof (including, without limitation, on every Request Date), Morrison & Foerster LLP, counsel for the Company (or such other counsel for the Company), shall have furnished to the applicable Agents and Forward Purchasers written opinion or opinions, dated as of such date, substantially in the form set forth in Exhibit A attached hereto and in form and substance satisfactory to such Agents and Forward Purchasers.
(d)On every date specified in Section 3(k) hereof (including, without limitation, on every Request Date), Kutak Rock LLP, counsel for the Company (or such other counsel for the Company), shall have furnished to the applicable Agents and Forward Purchasers written opinion or opinions, dated as of such date, substantially in the form set forth in Exhibit B attached hereto and in form and substance satisfactory to such Agents and Forward Purchasers.
(e)At the dates specified in Section 3(l) hereof (including, without limitation, on every Request Date), the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus shall have furnished to the applicable Agents and Forward Purchasers a letter dated as of the date of delivery thereof and addressed to such Agents and Forward Purchasers in form and substance reasonably satisfactory to such Agents and Forward Purchasers and their counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.
(f)(i) Upon commencement of the offering of Shares under this Agreement and on such other dates as reasonably requested by the Agents or the Forward Purchasers, as applicable, the Company will furnish or cause to be furnished promptly to such Agents and Forward Purchasers a certificate of an officer in a form satisfactory to such Agents and Forward Purchasers stating the minimum gross sales price per share for the sale of such Shares pursuant to this Agreement and any Terms Agreement and the maximum number of Shares and Confirmation Shares that may be issued and sold pursuant to this Agreement and any Confirmation or Terms Agreement or, alternatively, maximum gross proceeds from such sales, as authorized from time to time by the Company’s board of directors or a duly authorized committee thereof, and the number of Shares that have been approved for listing on the NYSE or, in connection with any amendment, revision or modification of such minimum price or maximum Share number or amount, a new certificate with respect thereto and (ii) on each date specified in Section 3(j) (including, without limitation, on every Request Date), the Agents and the Forward Purchasers, as applicable, shall have received a certificate of executive officers of the Company, one of whom shall be the Chief Financial Officer, Chief Accounting Officer, Treasurer, or Executive Vice President in the area of capital markets and investments, dated as of the date thereof, to the effect that (A) there has been no Material Adverse Effect since the date as of which information is given in the Prospectus as then amended or supplemented, (B) the representations and warranties in Section 1 hereof are true and correct as of such date and (C) the Company has complied with all of the agreements entered into in connection with the transaction contemplated herein and satisfied all conditions on its part to be performed or satisfied.
(g)Since the date of the latest audited financial statements then included or incorporated by reference in the Prospectus and the General Disclosure Package, no Material Adverse Effect shall have occurred.
(h)The Company shall have complied with the provisions of Section 3(c) hereof with respect to the timely furnishing of prospectuses.
(i)On such dates as reasonably requested by the Agents or the Forward Purchasers, as applicable, the Company shall have conducted due diligence sessions, in form and substance satisfactory to the Agents and the Forward Purchasers, as applicable.
(j)All filings with the Commission required by Rule 424 under the 1933 Act to have been filed by each Applicable Time or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).
(k)The Shares and the Confirmation Shares shall have received approval for listing on the NYSE prior to the first Settlement Date.
(l)Counsel for the Agents and the Forward Purchasers, as applicable, shall have been furnished with such documents and opinions as they may require in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained herein, in any Confirmation or in any applicable Terms Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein, in any Confirmation or in any applicable Terms Agreement and in connection with the other transactions contemplated by this Agreement or any Confirmation or any Terms Agreement shall be reasonably satisfactory in form and substance to the Agents, the Forward Purchasers, as applicable, and counsel for the Agents and Forward Purchasers, as applicable.

Section 7.Indemnification.

(a)The Company will indemnify and hold harmless each Agent and Forward Purchaser against any losses, claims, damages or liabilities, joint or several, to which any Agent or Forward Purchaser may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Agents and Forward Purchasers for any legal or other expenses reasonably incurred by such Agents and Forward Purchasers in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Agents or the Forward Purchasers expressly for use therein. The Company hereby acknowledges that as of the date of this Agreement the only written information furnished to the Company by the Agents is the legal and marketing names of the Agents as included on the front cover page and back cover page of the Prospectus Supplement and under the caption “Plan of Distribution” in the Prospectus Supplement.
(b)Each Agent, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
(c)Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except and then only to the extent such indemnifying party is materially prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(d)If the indemnification provided for in this Section 7 is unavailable to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the applicable Agents and Forward Purchasers on the other from the offering of the Shares to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the applicable Agents and Forward Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the applicable Agents and Forward Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company (which shall be deemed to include the proceeds that would be received by the Company upon physical settlement of any Confirmation Shares assuming that the aggregate amount payable by the applicable Forward Purchaser under such Confirmation is equal to the aggregate amount of the net proceeds realized upon the sales of the Shares) bear to the total commissions received by the applicable Agents and Forward Purchasers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Agents on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the applicable Agents and the applicable Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the applicable Agents and/or applicable Forward Purchasers were treated as one entity for such purposes) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it to the public were offered to the public exceeds the amount of any damages which such Agent have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(e)The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to the directors and officers of each Agent and the Forward Purchaser and to each person, if any, who controls such Agent or Forward Purchaser within the meaning of the 1933 Act and the 1934 Act and each broker-dealer affiliate of each Agent and Forward Purchaser; and the obligations of the Agents under this Section 7 shall be in addition to any liability which the Agents may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the 1933 Act and the 1934 Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.

Section 8.Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Agents and the Forward Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement and any Confirmation or Terms Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agents or Forward Purchasers or any controlling person of any Agent or Forward Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

Section 9.Reserved.

Section 10.Termination.

(a)The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through an Agent or with respect to any pending sale to an Agent pursuant to a Terms Agreement or any offering or resale of any Shares purchased or to be purchased by an Agent pursuant to a Terms Agreement, the obligations of the Company, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 5(b), Section 7, Section 8, Section 14 and Section 16 of this Agreement shall remain in full force and effect notwithstanding such termination.
(b)Each Agent and each Forward Purchaser shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 1, Section 5(b), Section 7, Section 8, Section 14 and Section 16 of this Agreement shall remain in full force and effect notwithstanding such termination.
(c)This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 5(b), Section 7, Section 8, Section 14 and Section 16 of this Agreement shall remain in full force and effect.
(d)Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2(h) hereof.
(e)In the case of any purchase by the Agents pursuant to a Terms Agreement, the Agents may terminate this Agreement, at any time at or prior to the Settlement Date (i) if there has been, since the time of execution of the Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agents, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission of the NYSE, or if trading generally on the NYSE or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal of New York authorities.

Section 11.Notices. All statements, requests, notices and agreements hereunder shall be in writing, and

(a)if to the Agents shall be delivered or sent by mail, e-mail, telephone or facsimile transmission to:

BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Fax No.: (646) 855-3073
Attention: Syndicate Department,

With a copy to: ECM Legal
Fax. No.: (212) 230-8730,

BNY Mellon Capital Markets, LLC

240 Greenwich Street

New York, New York 10286

Attention: ATM Execution

E-mail: Michael.x.palma@bnymellon.com

With a copy to:

BNY Mellon Capital Markets Operation Department

240 Greenwich Street

New York, New York 10286

E-mail: bnymcmfiops@bnymellon.com,

BTIG, LLC

65 East 55th Street

New York, New York 10022

Attention: ATM Trading Desk

E-mail: BTIGUSATMTrading@btig.com,

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Fax No.: (646) 291-1469
Attention: General Counsel,

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attention: General Counsel,

J.P. Morgan Securities LLC
383 Madison Avenue, 10th Floor
New York, New York 10179
Attention: Special Equity Desk

Fax No.: (212) 622-8358

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Fax No.: (212) 404-9828
Attention: Equity Syndicate Desk with a copy to the Legal Department,

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

Attention: Equity Syndicate and TJ Opladen

Fax No.: (212) 428-6260

E-mail: tj.opladen@rbccm.com,

Regions Securities LLC

615 South College Street, Suite 600

Charlotte, North Carolina 28202

Attention: Brit Stephens

Phone: (980) 287-2734

E-mail: brit.stephens@regions.com,

With a copy to: ECMDesk@regions.com

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

c/o Equity Capital Markets

E-mail: USTMG@tdsecurities.com,

Truist Securities, Inc.

3333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326

Fax No.: (404) 926-5995

Attention: Equity Syndicate Department

E-mail: dl.atm.offering@truist.com,

and

Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

Attention: Equity Syndicate Department

Fax No.: (212) 214-5918,

(b)if to the Forward Purchasers shall be delivered or sent by mail, e-mail, telephone or facsimile transmission to:

Bank of America, N.A.
One Bryant Park
New York, New York 10036
Fax No.: (646) 855-3073
Attention: Rohan Handa

E-mail: rohan.handa@bofa.com,

The Bank of New York Mellon,

240 Greenwich Street

New York, New York 10286

Attention: d1ny@bnymellon.com and JC.Mas@bnymellon.com,

Citibank, N.A.
388 Greenwich Street
New York, NY 10013
Attention: Adam Muchnick and Joseph Stoots
Telephone: (212) 723-7452
Email: adam.muchnick@citi.com and joseph.stoots@citi.com

With a copy to:

Citigroup Global Markets Inc.
388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Adrien Gotti
Telephone: (212) 816-9934
E-mail: adrien.gotti@citi.com,

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attention: Colyer Curtis and Tim O’Connor

Phone: (212) 708-2734

E-mail: CCurtis@jefferies.com and Tim.OConnor@jefferies.com

With copies to:

Sonia Han Levovitz and Dawn Pieper, SHan@jefferies.com and DPieper@jefferies.com,

JPMorgan Chase Bank, National Association
New York Branch

383 Madison Avenue

New York, New York 10179
Attention: EDG Marketing Support
E-mail: edg_notices@jpmorgan.com and edg_ny_corporate_sales_support@jpmorgan.com,

With a copy to:

Stephanie Little, Stephanie.y.little@jpmorgan.com,

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Fax No.: (212) 404-9828,

Royal Bank of Canada

200 Vesey Street, 8th Floor

New York, New York 10281

Attention: Equity Syndicate Department

Phone: (877) 822-4089

E-mail: RBCECMCorporateEquityLinkedDocumentation@rbc.com,

The Toronto-Dominion Bank, c/o TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

Attention: Global Equity Derivatives

Phone: (212) 827-7306

E-mail: TDUSA-GEDUSInvestorSolutionsSales@tdsecurities.com and Bradford.Limpert@tdsecurities.com,

Truist Bank

3333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326

Fax No.: (404) 926-5995

Attention: Equity Syndicate Department

E-mail: dl.atm.offering@truist.com, with a copy to Michael Collins, Michael.collins@truist.com,

and

Wells Fargo Bank, National Association

500 West 33rd Street

New York, New York 10001

E-mail: CorporateDerivativeNotifications@wellsfargo.com,

and if to the Company to:

UDR, Inc.
1745 Shea Center Drive, Suite 200
Highlands Ranch, Colorado 80129
Fax No.: (720) 283-2453
Attention: Warren L. Troupe
David G. Thatcher

With a copy to:

Morrison & Foerster LLP
2100 L Street, NW
Suite 900
Washington, D.C. 20037
Fax No.: (202) 887-0763
Attention: David M. Lynn and Andrew P. Campbell

E-mail: DLynn@mofo.com and AndyCampbell@mofo.com

Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

Section 12.Parties. Subject to the second to last sentence of this Section 12, this Agreement shall be binding upon, and inure solely to the benefit of, the Agents, the Forward Purchasers and the Company and, to the extent provided in Sections 7 and 8 hereof, the officers and directors of the Company and the Agents and Forward Purchasers and each person who controls the Company or the Agents or the Forward Purchasers, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement; provided that BofA Securities, Inc. (“BofA”) may, without notice to the Company, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of BofA’s investment banking or related business may be transferred following the date of this Agreement. No purchaser of Shares through the Agents shall be deemed a successor or assign by reason merely of such purchase. Notwithstanding anything to the contrary contained in this Agreement, each Forward Purchaser party to this Agreement may assign its rights under this Agreement to enter into a Forward Contract to an affiliate of such Forward Purchaser without the consent of the Company or any other party hereto.

Section 13.Time of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

Section 14.Submission to Jurisdiction; Waiver of Jury Trial. No proceeding related to this Agreement, any Confirmation or any Terms Agreement or any transactions contemplated hereby or thereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement, any Confirmation or any Terms Agreement. The Company agrees that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to whose jurisdiction the Company is or may be subject, by suit upon such judgment.

Section 15.

(a)In the event that any Agent or any Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such

Agent or such Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Agent or any Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Agent or such Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent or such Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 15, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 16.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

Section 17.Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Common Stock.

Section 18.Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents and the Forward Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Agents to properly identify their respective clients.

Section 19.Counterparts. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Agreement and any Terms Agreement may be delivered by any party by facsimile or other electronic transmission. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 20.Severability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement or any Terms Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof or thereof, as the case may be. If any Section, paragraph or provision of this Agreement or any Terms Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 21.Entire Agreement.

(a)This Agreement represents the entire agreement between the Company and each Agent with respect to the preparation of any Registration Statement, Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Shares.
(b)The Company acknowledges that in connection with the offering of the Shares: (i) each Agent has acted and will act at arm’s length and owes no fiduciary duties to, the Company or any other person; (ii) each Agent owes the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreement and prior written agreements (to the extent not superseded by this Agreement), if any; and (iii) each Agent may have interests that differ from those of the Company, and (iv) none of the activities of the Agent in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by each Agent with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Agent arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Shares.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof; whereupon this instrument, along with all counterparts, will become a binding agreement among the Agents, the Forward Purchasers and the Company in accordance with its terms.

Very truly yours
UDR, Inc.
By: /s/ Joseph D. Fisher
Name:Joseph D. Fisher
Title: Senior Vice President and Chief Financial Officer

[UDR, Inc. ATM Sales Agreement Signature Page]

Accepted as of the date hereof In their capacity as Agents
BOFA SECURITIES, INC.
By:/s/ Jeffrey Horowitz
Name: Jeffrey Horowitz
Title: Managing Director

BNY MELLON CAPITAL MARKETS, LLC
By:/s/ Dan Klinger
Name: Dan Klinger
Title: Managing Director

BTIG, LLC
By:/s/ Joseph Passaro
Name: Joseph Passaro
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.
By:/s/ Kase Lawal
Name: Kase Lawal
Title: Vice President

JEFFERIES LLC
By:/s/ Donald Lynaugh
Name: Donald Lynaugh
Title: Managing Director

[Signature Page - ATM Sales Agreement]

J.P. MORGAN SECURITIES LLC
By:/s/ Stephanie Little
Name: Stephanie Little
Title: Executive Director
MORGAN STANLEY & CO. LLC
By:/s/ Adam Coleman
Name: Adam Coleman
Title: Vice President

RBC CAPITAL MARKETS, LLC
By:/s/ Asad Kazim
Name: Asad Kazim
Title: MD, RE

REGIONS SECURITIES LLC
By:/s/ Brit Stephens
Name: Brit Stephens
Title: Managing Director

TD SECURITIES (USA) LLC
By:/s/ Brad Limpert
Name: Brad Limpert
Title: Managing Director

TRUIST SECURITIES, INC.
By:/s/ Keith Carpenter
Name: Keith Carpenter
Title: Director

[Signature Page - ATM Sales Agreement]

WELLS FARGO SECURITIES, LLC
By:/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

[Signature Page - ATM Sales Agreement]

Accepted as of the date hereof

Acting their capacities as Forward Purchasers, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities as set forth in this

Agreement

BANK OF AMERICA, N.A.
By:/s/ Jake Mendelsohn
Name: Jake Mendelsohn
Title: Managing Director

THE BANK OF NEW YORK MELLON
By:/s/ Robert Lynch
Name: Robert Lynch
Title: Managing Director By:/s/ Rick Laudisi Name: Rick Laudisi Title: Managing Director

CITIBANK, N.A.
By:/s/ Eric Natelson
Name: Eric Natelson
Title: Authorized Signatory

JEFFERIES LLC
By:/s/ Donald Lynaugh _____________________
Name: Donald Lynaugh
Title: Managing Director

[Signature Page - ATM Sales Agreement]

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
By:/s/ Stephanie Little ____________________
Name:Stephanie Little
Title:Executive Director

MORGAN STANLEY & CO. LLC
By:/s/ Adam Coleman ____________________
Name:Adam Coleman
Title:Vice President

REGIONS SECURITIES LLC
By:/s/ Brit Stephens ___________________
Name:Brit Stephens
Title:Managing Director

ROYAL BANK OF CANADA
By:/s/ Brian Ward _________________________
Name:Brian Ward
Title:Managing Director

THE TORONTO-DOMINION BANK
By:/s/ Vanessa Simonetti ___________________
Name:Vanessa Simonetti
Title:Managing Director

TRUIST BANK
By:/s/ J. West Riggs ___________________
Name:J. West Riggs
Title:Managing Director

[Signature Page - ATM Sales Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:/s/ Thomas Yates ____________________
Name:Thomas Yates
Title:Managing Director

[Signature Page - ATM Sales Agreement]

Annex I

UDR, Inc.

Common Stock
($0.01 par value)

TERMS AGREEMENT

[ADDRESS OF AGENT]

Ladies and Gentlemen:

UDR, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the ATM Sales Agreement, dated July 29, 2021 (the “Sales Agreement”), between the Company and [AGENT] (the “Agent”), and the other parties thereto to issue and sell to the Agent the securities specified in the Schedule hereto (the “Purchased Securities”) [, and solely for the purpose of covering over-allotments, to grant to the Agent the option to purchase the additional securities specified in the Schedule hereto (the “Additional Securities”)]1. Capitalized terms used herein and not defined have the respective meanings ascribed thereto in the Sales Agreement.

[The Agent shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by the Agent to the Company for the Purchased Securities; provided that the purchase price payable by the Agent for any Additional Securities shall be reduced by an amount per share equal to any dividends or distributions paid or payable by the Company on the Purchased Securities but not payable on such Additional Securities. This option may be exercised by the Agent at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities. For purposes of clarity, the parties hereto agree that any Option Closing Date shall be a “time on which Shares are delivered to the Agent” within the meaning of Sections 3(i), (j), (k) and (l) of the Sales Agreement.]*

[Each of the provisions of the Sales Agreement not specifically related to the offer and sale of securities through an Agent is incorporated herein by reference in its entirety, and shall be

1 Include only if the Agent has an over-allotment option

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deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Applicable Time [and any Option Closing Date]*, except that each representation and warranty in Section 1 of the Sales Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Sales Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Settlement Date [and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.]2

An amendment to the Registration Statement (as defined in the Sales Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities [and the Additional Securities]*, in the form heretofore delivered to the Agent is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Sales Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent and the Company in accordance with its terms.

THIS TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Intentionally Left Blank]

2To confirm.

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Very truly yours
UDR, Inc.
By:
Name:
Title:

Accepted as of the date hereof:
[AGENT]
By:
Name:
Title:

Annex II

[Date]

[ADDRESS OF AGENT]

[ADDRESS OF FORWARD PURCHASER]

Re:UDR, Inc. - ATM Sales Agreement, dated July 29, 2021

Dear __________________:

The ATM Sales Agreement, dated July 29, 2021 (the “Agreement”), among UDR. Inc., a Maryland corporation (the “Company”) and BofA Securities, Inc., BNY Mellon Capital Markets, LLC, BTIG, LLC, Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Regions Securities LLC, RBC Capital Markets, LLC, TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (collectively, the “Agents”), Bank of America, N.A., The Bank of New York Mellon, Citibank, N.A., Jefferies LLC, JPMorgan Chase Bank, National Association and Morgan Stanley & Co. LLC, Royal Bank of Canada, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association, each (or its affiliate assignee) as forward purchaser (collectively, the “Forward Purchasers”), provides for the issue and sale of the Shares. Capitalized terms used herein and not defined have the respective meanings ascribed thereto in the Agreement.

Subject to and in accordance with the terms of the Agreement, the Company hereby appoints [*] as Agent (as such term is defined in the Agreement) [and [*] as Forward Purchaser (as such term is defined in the Agreement)]1 on an on-going basis in connection with the offering and sale of the Shares. On any Trading Day, the Shares may be offered and sold through only one of the Agents, but in no event through more than one of the Agents. Your appointment is made subject to the terms and conditions applicable to Agents [and Forward Purchasers] under the Agreement and terminates upon termination of the Agreement. Accompanying this letter is a copy of the Agreement, the provisions of which are incorporated herein by reference. Copies of the documents previously delivered to the Agents and the Forward Purchasers under the Agreement are available upon request.

This letter agreement, like the Agreement, is governed by and construed in accordance with the laws of the State of New York.

If the above is in accordance with your understanding of our agreement, please sign and return this letter to us. This action will confirm [*]’s appointment and acceptance and agreement to act as Agent [and [*]’s appointment and acceptance and agreement to act as Forward Purchaser] on an on-going basis in connection with the purchase of the Shares under the terms and conditions of the Agreement.

1To be included if the party joining the Sales Agreement intends to effect forward transactions with the Company.

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Very truly yours,	AGREED AND ACCEPTED
UDR, Inc.
By:	By:
Name: Title:	Name:Title:

AGREED AND ACCEPTED Acting its capacity as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities as set forth in the Agreement

By:
Name: Title:

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